UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

RUTH’S CHRIS STEAK HOUSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of principal executive offices, including zip code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 24, 2006, the Company entered into a definitive agreement to acquire seven franchised restaurants with an option to acquire an eighth unit. The acquisition will total $37 million and will be financed through borrowings under the Company’s revolving credit facility. The eighth restaurant and related real property, located in Baton Rouge, Louisiana, can be purchased by the Company for an agreed upon price (determined according to a formula set forth in the agreement) from the period commencing January 1, 2008 through December 31, 2012. The agreement contains standard closing conditions, (including a requirement to obtain consents and licenses), representations and warranties and covenants for an agreement of this type. The franchise purchase will establish a company-owned presence in Illinois and Michigan with restaurants in Chicago, suburban Northbrook, Illinois and the suburban Detroit city of Troy. It will also establish a company-owned presence in Tennessee with restaurants in Memphis and Nashville. Finally, restaurants in Ponte Vedra and Jacksonville, Florida will join the eight company-owned locations already in the state of Florida. As a group in 2005, the acquired restaurants generated average sales volumes in-line with existing Company restaurants. The Company anticipates the closing of the acquisition by late June 2006, however, the definitive agreement governing the purchase provides that there may be several closings if the consents and licenses applicable to one or more restaurants are not obtained by the closing of the primary acquisition. Further information is set forth in the press release issued by the Company on April 24, 2006 describing this purchase which is furnished herewith as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition

On April 24, 2006, the Company issued a press release announcing its financial results for the fiscal quarter ended March 26, 2006. A copy of the press release is being furnished as Exhibit 99.2. The information contained in this Item 2.02, including Exhibit 99.2, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the SEC shall not incorporate Exhibit 99.2 or any other information set forth in this Item 2.02 by reference, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release announcing the franchise restaurant acquisition issued by Ruth’s Chris Steak House, Inc., dated April 24, 2006.
99.2	Press Release announcing fiscal quarter ended March 26, 2006 financial results issued by Ruth’s Chris Steak House, Inc., dated April 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S CHRIS STEAK HOUSE, INC.

/s/ Thomas J. Pennison, Jr.
Date: April 24, 2006	Name:	Thomas J. Pennison, Jr.
	Title:	Chief Financial Officer, Senior Vice
President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the franchise restaurant acquisition issued by Ruth’s Chris Steak House, Inc., dated April 24, 2006.
99.2	Press Release announcing fiscal quarter ended March 26, 2006 financial results issued by Ruth’s Chris Steak House, Inc., dated April 24, 2006.